Exhibit 23.1

Consent of Independent Auditors

We consent to the incorporation by reference in the Registration Statements (Form S-3 No. 333-105850 and Forms S-4 No. 333-44576 and No. 333-36053) and in the related Prospectuses of ERP Operating Limited Partnership of our report dated February 4, 2004 (except for Notes 15 and 16, as to which the date is May 14, 2004), with respect to the consolidated financial statements and schedule of ERP Operating Limited Partnership included in this Current Report on Form 8-K.

/s/ Ernst & Young LLP
Ernst & Young LLP

Chicago, Illinois
May 14, 2004

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